Exhibit 10.4
RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Alan Robin
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111

LINE OF CREDIT INSTRUMENT
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING
BY
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company,
as Trustor
TO
CHICAGO TITLE INSURANCE COMPANY,
a Nebraska corporation,
as Trustee
for the benefit of
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
as Beneficiary
June 30, 2016
STATUTORY NOTICES:

A.	Maximum principal amount to be advanced: $47,400,000.00.

B.	Scheduled Maturity Date, exclusive of any option to renew or extend such maturity date: July 1, 2021

C.	The address of the entity holding a lien or other interest created by this instrument is:
Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention: Senior Vice President, Real Estate Investors

D.	The tax account number(s) of the property subject to the lien or in which the interest is created is:

Account No.:     R246298

E.	THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH ORS 79.0502.

ARTICLE 1 GRANT OF SECURITY		1
1.1	REAL PROPERTY GRANT	1
1.2	PERSONAL PROPERTY GRANT	2
1.3	CONDITIONS TO GRANT	3
ARTICLE 2 TRUSTOR COVENANTS		4
2.1	DUE AUTHORIZATION, EXECUTION, AND DELIVERY	4
2.2	PERFORMANCE BY TRUSTOR	4
2.3	WARRANTY OF TITLE	4
2.4	TAXES, LIENS AND OTHER CHARGES	5
2.5	ESCROW DEPOSITS	5
2.6	CARE AND USE OF THE PROPERTY	6
2.7	COLLATERAL SECURITY INSTRUMENTS	8
2.8	SUITS AND OTHER ACTS TO PROTECT THE PROPERTY	8
2.9	LIENS AND ENCUMBRANCES	9
2.10	SINGLE PURPOSE ENTITY	9
2.11	INTEREST RATE PROTECTION	9
ARTICLE 3 INSURANCE		12
3.1	REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES	12
3.2	ADJUSTMENT OF CLAIMS	17
3.3	ASSIGNMENT OF CLAIMS	17
3.4	INSURANCE WARNING	17
ARTICLE 4 BOOKS, RECORDS AND ACCOUNTS		18
4.1	BOOKS AND RECORDS	18
4.2	PROPERTY REPORTS	18
4.3	ADDITIONAL MATTERS	19
ARTICLE 5 LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY		20
5.1	TRUSTOR'S REPRSENTATIONS AND WARRANTIES	20
5.2	ASSIGNMENT OF LEASES	20
5.3	PERFORMANCE OF OBLIGATIONS	20

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(continued)

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(continued)

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(continued)

		Page
14.7	TIME OF THE ESSENCE	46
14.8	NO MERGER	46
14.9	NO MODIFICATIONS	46
14.10	ENTIRE AGREEMENT	46
14.11	NO THIRD PARTY BENEFICIARIES	46
14.12	ORAL LOAN AGREEMENTS	46
14.13	NON-RESIDENTIAL TRUST DEED	46

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DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
DEFINED TERMS

Execution Date: June 30, 2016
Note: The Promissory Note dated as of the Execution Date made by Trustor to the order of Beneficiary in the principal amount of up to $47,400,000.00, together with all extensions, renewals, modifications, restatements and amendments thereof. The stated maturity date of the Note is July 1, 2021, subject to two (2) one (1) year options to extend the maturity date, as more particularly set forth in the Note.

Beneficiary & Address: Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention: Senior Vice President, Real Estate Investors
Re: 401-421 SW 6th Avenue, Portland
With a copy to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

Trustor & Address (Chief Executive Office):
KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Vice President of Asset Management

With a copy to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

i
DEED OF TRUST

And to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:                             KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief    Legal Officer

And to:                             Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Trustee: Chicago Title Insurance Company, a Nebraska corporation
Liable Party & Address: KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Vice President of Asset Management

With a copy to: KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:                                KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Bryce Lin, Director of Finance & Reporting

DEED OF TRUST

And to:                              KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:                                Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

County (the “County”) and State (the “State”) in which the Property is located: Multnomah County, State of Oregon
Use: A 14-story office building containing approximately 216,099 square feet of rentable area with 9,970 square feet of ground floor retail space on approximately 0.46 acres of land
Insurance: Commercial General Liability: Required Liability Limit: $50,000,000.00
Address for Insurance Notification:
Metropolitan Life Insurance Company,
its affiliates and/or successors and assigns
10 Park Avenue
Morristown, New Jersey 07962
Attention: Real Estate Investors Insurance Management

Or such other designee and/or address as may be provided in writing by Beneficiary.

Loan Documents: The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust (except the Unsecured Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Assignment of Leases: Assignment of Leases dated as of the Execution Date and executed by Trustor for the benefit of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

DEED OF TRUST

Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Side Letter: The Side Letter Re: Leasing Guidelines and SNDA dated as of the Execution Date and executed by Borrower in favor of Beneficiary, together with all extensions, renewals, modifications restatements and amendments thereof.

The Unsecured Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms (except as expressly set forth therein).

DEED OF TRUST

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (together with all extensions, renewals, modifications, restatements and amendments hereof, this “Deed of Trust”) is entered into as of the Execution Date by Trustor, as grantor, to Trustee, as trustee, for the benefit of Beneficiary, as beneficiary, with reference to the following Recitals:
RECITALS
A.    This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Trustor under any of the Loan Documents (collectively, the “Secured Indebtedness” and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.
B.    Trustor makes the following covenants and agreements for the benefit of Beneficiary and Beneficiary’s successors and assigns and any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors, and Trustee.
NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:
ARTICLE 1
GRANT OF SECURITY
1.1    REAL PROPERTY GRANT. In order to secure the Secured Indebtedness and the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents, Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, for the benefit of Beneficiary, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:
(a)    That certain real property located in the County and State which is more particularly described in Exhibit A attached to this Deed of Trust or any portion of such real property; all easements, rights‑of‑way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting such real property (collectively, the “Land”);
(b)    All things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers,

DEED OF TRUST

building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);
(c)    All present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or the Improvements and all deposits made with respect to the Land and/or the Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, all insurance proceeds payable to Trustor in connection with the Land and/or the Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”), and all security deposits in excess of an amount equal to one month’s rent under all Leases (as hereinafter defined) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);
(d)    All damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;
(e)    All proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or the Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or the Improvements;
(f)    All licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or the Improvements; and
(g)    All names by which the Land and/or the Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or the Improvements.
TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.
1.2    PERSONAL PROPERTY GRANT. Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest in the following personal property which is collectively referred to as the “Personal Property”:

DEED OF TRUST

(a)    Any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property, to the extent owned by Trustor;
(b)    All rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;
(c)    All plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;
(d)    All equipment, machinery, fixtures, goods, accounts, general intangibles, promissory notes, letter of credit rights, investment property, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of these items;
(e)    All sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale;
(f)    All proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, insurance awards, condemnation awards or otherwise,) or to which Trustor otherwise becomes entitled, all “accounts,” “general intangibles,” “instruments,” and “investment property,” in each case as defined in the Oregon Uniform Commercial Code constituting or relating to the foregoing; and,
(g)    if the Interest Rate Cap Agreement (as defined in Section 2.11) is entered into, all rights of Trustor and the Rate Protection Party (as defined in Section 2.11) under the Interest Rate Cap Agreement and under the Assignment of Interest Rate Cap Agreement (as defined in Section 2.11), including, without limitation, all rights of Trustor and/or the Rate Protection Party in and to any and all of the proceeds of such Interest Rate Cap Agreement which are hereby assigned to Beneficiary.
All of the Real Property and the Personal Property are collectively referred to as the “Property.”
1.3    CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Trustor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released and reconveyed by Trustee and/or Beneficiary in accordance with the laws of the State.

DEED OF TRUST

ARTICLE 2
TRUSTOR COVENANTS
2.1    DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
(a)    Trustor represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.
(b)    Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that its exact legal name, the state of its formation and the state of its chief executive office (or place of business, if it has only one place of business) are correctly stated in the Defined Terms, and that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.
(c)    Trustor represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement will not result in Trustor being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.
(d)    Trustor represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.
(e)    Trustor agrees that it will not change the state where it or its chief executive office (or place of business, if it has only one place of business) is located, or change its name, without providing at least thirty (30) days’ prior written notice to Beneficiary.
2.2    PERFORMANCE BY TRUSTOR. Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.
2.3    WARRANTY OF TITLE.
(a)    Trustor represents and warrants that it holds good and indefeasible fee simple absolute title to the Land, and that it has the right and is lawfully authorized to sell, convey, encumber and grant a security interest in the Property subject only to those property-specific exceptions to title recorded in the real estate records of the County and contained in Part I of Schedule B of the title insurance policy or policies which have been approved by Beneficiary, liens for ad valorem property taxes that are not yet delinquent, and inchoate mechanic’s liens incurred in the ordinary course provided the underlying obligation is not past due (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes,

DEED OF TRUST

assessments and mechanics’ and materialmen’s liens other than real estate taxes for the calendar year 2016 that are not yet due or payable.
(b)    Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons or entities claiming any interest in the Property.
2.4    TAXES, LIENS AND OTHER CHARGES.
(a)    Unless otherwise paid to Beneficiary as provided in Section 2.5, Trustor shall pay all real estate and other taxes, assessments, water and sewer charges, and other license or permit fees, liens, fines, penalties, interest and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than five (5) days before the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Trustor elects by appropriate legal action to contest the amount or validity of any Imposition, Trustor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Trustor deposits this sum with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Trustor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.
(b)    In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.
2.5    ESCROW DEPOSITS. Without limiting the effect of Section 2.4 and Section 3.1, Trustor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably

DEED OF TRUST

estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Trustor has deposited an amount equal to the annual charges for these items and on written demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Trustor will furnish to Beneficiary bills for Impositions thirty (30) days before Impositions become delinquent and bills for Premiums ten (10) days before such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary. Beneficiary shall not be required to pay interest to Trustor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. However, with respect to deposits of Premiums only, Trustor shall not be required to make these deposits unless (i) at any time Trustor fails to furnish to Beneficiary, not later than five (5) days before the dates on which any Premiums would become delinquent, evidence of payment of the Premiums, or (ii) Trustor fails to provide, not later than five (5) days prior to the expiration of any policy required under the Loan Documents, appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy, or (iii) an Event of Default exists, or (iv) such deposits are required in connection with a securitization or participation of the Loan, or (v) Trustor no longer owns the Property, or (vi) except for any Permitted Transfer (as defined in Section 10.1(e)), there has been a change in Trustor or in the general partners, shareholders or members of Trustor, or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor. In addition, with respect to deposits of Impositions only, Trustor shall not be required to make these deposits unless (i) an Event of Default exists, or (ii) such deposits are required in connection with a securitization or participation of the Loan, or (iii) Trustor no longer owns the Property, or (iv) except for any Permitted Transfer, there has been a change in Trustor or in the general partners, shareholders or members of Trustor, or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor.
2.6    CARE AND USE OF THE PROPERTY.
(a)    Trustor represents and warrants to and agrees with Beneficiary as follows:
(i)    Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, all authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.
(ii)    Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor shall not use or permit the use of the Property, or any part thereof, for

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any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of these requirements.
(iii)    Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, Trustor has complied with and will continue to comply with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property, including the Improvements. Trustor shall advise Beneficiary in writing within five (5) days after receipt of any notice to Trustor of any default by Trustor as tenant thereunder in the performance or observance of any of the terms, conditions and covenants to be performed or observed by the tenant thereunder or of any notice of termination of contemplated termination thereof, and shall deliver to Beneficiary a true copy of each such notice.
(iv)    Trustor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.
(v)    Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.
(vi)    To best knowledge of Trustor, construction of the Improvements on the Property is complete, except as previously disclosed to Beneficiary in that certain Side Letter Agreement (the “Side Letter”) dated as of the Execution Date, by and between Trustor and Beneficiary.
(vii)    Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the Property is in good repair and condition, free of any material damage.
(b)    Upon prior written notice (except in the event of an emergency, in which event prior written notice shall not be required), Beneficiary shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Trustor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants, subject to the rights of tenants under their Leases. Trustor shall reasonably cooperate with Beneficiary performing these inspections.

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(c)    Trustor shall use, or cause to be used, the Property continuously for the Use. Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor shall not, without Beneficiary’s prior written consent, (i) file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so‑called “condominium regime,” whether superior or subordinate to this Deed of Trust, (ii) permit any part of the Property to be converted to, or operated as, a “cooperative regime” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property, or (iii) initiate or permit any subdivision of the Property or change in the legal description thereof.
(d)    Without the prior written consent of Beneficiary, Trustor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non‑conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants, whether by means of covenants, bylaws, or similar restrictions.
(e)    Trustor will use commercially reasonable efforts to faithfully perform each and every material covenant to be performed by Trustor under any lien or encumbrance affecting the Property including, without limiting the generality hereof, mortgages, deeds of trust, leases, easements, declarations or covenants, conditions and/or restrictions and other agreements which affect the Property, in law or in equity.
(f)    Any agreement for the day-to-day management of the Property by a third party manager shall be cancelable without cause upon thirty (30) days’ or less prior written notice and Trustor shall protect, indemnify and hold Beneficiary harmless from and against all liabilities, damages, costs, loss and claims arising out of the actions of such third party manager relating to the Property during Trustor’s period of ownership of the Property.
2.7    COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, Beneficiary may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.
2.8    SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
(a)    Trustor shall immediately notify Beneficiary of the commencement, or receipt of written notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Trustor shall appear in and defend any Actions.

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(b)    Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Beneficiary shall provide Liable Party with a courtesy copy notifying Liable Party of Beneficiary’s institution, maintenance or participation in such Actions, but such notice to Liable Party shall not be a condition precedent or impediment to Beneficiary’s ability to institute, maintain or participate in such Actions. Upon the written request of Trustor, not more than one time per calendar quarter, Beneficiary shall provide Trustor with an update with respect to such Actions. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof.
2.9    LIENS AND ENCUMBRANCES. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Trustor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic’s liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Trustor shall obtain a discharge and release of the Liens and Encumbrances within fifteen (15) business days after receipt of notice of their existence (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above).
2.10    SINGLE PURPOSE ENTITY. Trustor represents, warrants, and covenants with Beneficiary that it has not and shall not: (a) engage in business other than owning and operating the Property and activities incidental thereto; (b) acquire or own a material asset other than the Property and incidental personal property; (c) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (d) fail to hold itself out to the public as a legal entity separate from any other; (e) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (f) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (g) obtain additional loans; (h) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (i) modify, amend or revise its organizational documents without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
2.11    INTEREST RATE PROTECTION.
(a)If at any time during the initial term of the Loan and any extensions of the Loan pursuant to Section 14 of the Note, the LIBOR Rate (as defined below and as defined in Section 1(b) of the Note) is equal to or greater than two and nine tenths percent (2.9%) (the “Protection Trigger Rate”) for five (5) consecutive business days (such period, the “Protection Trigger Event”), then and in such event, Trustor shall, within thirty (30) days of the occurrence of the Protection Trigger Event, enter into or cause the Liable Party to enter into an Interest Rate

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Cap Agreement; the Trustor and/or the Liable Party under the Interest Rate Cap Agreement are referred to herein individually or collectively as the “Rate Protection Party”.
(i)    For the purposes of this Section 2.11, the term “LIBOR Rate” as used herein shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards to the nearest one one-hundredth (1/100th) of one percent, if necessary, appearing on the display designated as Reuters Screen LIBOR01 Page, or such other page as may replace LIBOR01 on that service (or such other service as may be nominated as the information vendor by the British Bankers’ Association (“BBA”), or successor administrator to the BBA, for the purpose of displaying British Bankers' Association, or successor administrator’s, interest settlement rates for U.S. dollar deposits as the composite offered rate for London interbank deposits). If the aforementioned sources of the LIBOR Rate are no longer available, then the term “LIBOR Rate” shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards, if necessary, to the nearest one one-hundredth (1/100th) of one percent as shown on the appropriate Bloomberg Financial Markets Services Screen or any successor index on such service under the heading “USD”. In the event the LIBOR Rate is no longer available, it shall be replaced by the nearest equivalent or replacement benchmark rate as reasonably determined by Holder in its sole discretion.
(b)    If the Protection Trigger Event occurs during the initial term of the Loan, the Interest Rate Cap Agreement shall have a LIBOR strike rate of three and nine tenths percent (3.9%) or less, which shall protect against an increase in interest rates which would cause the Annual Interest Rate (as hereinafter defined below) to exceed six and five one hundredths percent (6.05%) per annum (i.e., a LIBOR strike rate of three and nine tenths percent (3.9%) plus the Spread (as hereinafter defined below) of two and fifteen one hundredths percent (2.15%).
(i)    For the purpose of this Section 2.11, the term “Annual Interest Rate” shall mean and refer to an interest rate equal to the sum of (i) the Spread and (ii) the LIBOR Rate as of approximately 11:00 a.m. London Time on the second Business Day prior to each of the Rate Reset Dates (as defined in Section 1(a) of the Note).
(ii)    For the purpose of this Section 2.11, the term “Spread” shall mean a rate per annum equal to the sum of 215 basis points (2.15%) over the LIBOR Rate.
(c)    The Interest Rate Cap Agreement (1) shall be in form reasonably acceptable to Beneficiary, (2) shall be with a counterparty reasonably acceptable to Beneficiary and which counterparty shall have a credit rating of “A2” or better by Moody’s Investors Service, Inc., and “A” or better by Standard and Poor’s Rating Group, (3) shall direct such acceptable counterparty to deposit any and all payments due under the Interest Rate Cap Agreement directly into an account designated by Beneficiary (including with its servicer) so long as any portion of the Loan remains outstanding, provided however, for purposes of this requirement, the Loan shall be deemed to be remaining outstanding if the Property is transferred to Beneficiary (or its nominee or designee) by judicial foreclosure or non-judicial foreclosure or by deed-in-lieu thereof, (4) shall be for a term equal to the remaining initial term of the Loan (or

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remaining extension term if Trustor has exercised either or both of the Extension Options (as defined in Section 14 of the Note), in accordance with the terms of Section 14 of the Note), and (5) shall have an initial notional amount equal to the then principal balance of the Loan.
(d)    The Rate Protection Party shall comply with all of its obligations under the Interest Rate Cap Agreement. All amounts paid by the counterparty under the Interest Rate Cap Agreement to the Rate Protection Party or Beneficiary shall be deposited immediately into such account as shall be designated by Beneficiary which, so long as there is no event of default, such deposited amount may be used by Trustor to make payments under the Loan Documents. The Interest Rate Cap Agreement and the aforesaid account designated by Beneficiary shall be deemed to be part of the “Property”. Rate Protection Party shall take all actions reasonably required by Beneficiary to enforce Beneficiary’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.
(e)    In the event of a downgrade, withdrawal or qualification of the rating of the counterparty to any Interest Rate Cap Agreement below a rating of “A3” by Moody’s Investors Service, Inc., or “A-” by Standard & Poor’s Ratings Group, then within fifteen (15) business days after written notice from Beneficiary, Rate Protection Party shall (x) replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement with a counterparty reasonably acceptable to Beneficiary, (y) cause the counterparty to post cash collateral in an amount and manner reasonably acceptable to Beneficiary securing the counterparty’s obligations under the Interest Rate Cap Agreement, or (z) cause the counterparty to deliver a guaranty reasonably acceptable to Beneficiary guaranteeing the counterparty’s obligations under the Interest Rate Cap Agreement.
(f)    In the event that Rate Protection Party fails to purchase, deliver and/or maintain the Interest Rate Cap Agreement or any replacement thereof within thirty (30) days after receipt of written notice of such failure, Beneficiary may (in addition to exercising any of its other rights and remedies under this Deed of Trust) purchase such Interest Rate Cap Agreement or any replacement thereof and the costs incurred by Beneficiary in purchasing and maintaining the same shall be paid by Trustor with interest thereon at the Default Rate (as defined in the Note) from the date such cost was incurred by Beneficiary until such cost is paid by Trustor to Beneficiary.
(g)    In each instance prior to assigning an Interest Rate Cap Agreement, Trustor shall cause the Rate Protection Party to provide a copy of its bid package or the executed Interest Rate Cap Agreement to Beneficiary for Beneficiary’s review and approval (not to be unreasonably withheld, conditioned or delayed) for conformity with the requirements set forth herein.
(h)    In connection with the Interest Rate Cap Agreement, Rate Protection Party shall obtain and deliver to Beneficiary an opinion of counsel for the counterparty (upon which Beneficiary and its successors and assigns may rely) in form, scope and substance reasonably acceptable to Beneficiary regarding the authorization of the counterparty, the legality, validity,

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and binding effect of the Interest Rate Cap Agreement, and such other matters as Beneficiary shall reasonably require (“Counterparty Opinion”).
(i)    In connection with assigning an Interest Rate Cap Agreement, the applicable Rate Protection Party shall execute and deliver to Beneficiary an assignment of the Interest Rate Cap Agreement (“Assignment of Interest Rate Cap Agreement”) in the form attached hereto as Exhibit B. The Assignment of Interest Rate Cap Agreement shall collaterally assign to Beneficiary all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (but such assignment shall exclude any and all obligations thereunder including, without limitation, payments (if any) to the counterparty). The applicable Rate Protection Party shall deliver to Beneficiary a counterpart of the Interest Rate Cap Agreement executed by the counterparty which shall by its terms authorize such assignment to Beneficiary and require that payments be deposited directly into an account as shall be designated by Beneficiary.
(j)    In the event of a Protection Trigger Event, the Rate Protection Party shall deliver to Beneficiary a copy of the Interest Rate Cap Agreement executed by the counterparty, an executed Assignment of Interest Rate Cap Agreement which shall include an executed consent of the counterparty to the assignment to Beneficiary, and the Counterparty Opinion, within thirty (30) days following written notice from Beneficiary to Trustor regarding the occurrence of the Protection Trigger Event, time expressly being of the essence.
(k)    The obligation to purchase and maintain the Interest Rate Cap Agreement and any replacement thereof shall be fully recourse to the Trustor and Liable Party.
ARTICLE 3
INSURANCE
3.1    REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
(a)    During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for the types of insurance described below, all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.1(d).
Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:

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(i)    Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000.00; (D) containing no margin clause unless approved by Beneficiary, and (E) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of one hundred percent (100%) of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary (which approval shall not be unreasonably withheld or delayed) or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article 3 shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.
(ii)    Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (B) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all contracts to the extent the same are available; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available. The required limit may be satisfied through a combination of Primary and Excess Liability policies.
(iii)    Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover twenty-four (24) months’ “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity (“EPI”) of twelve (12) months. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (A) the total anticipated gross income from occupancy of the Property, (B) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor, (C)

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the fair market rental value of any portion of the Property which is occupied by Trustor, and (D) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to Leases.
(iv)    If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. In addition Difference in Conditions (DIC) insurance and/or excess insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of flood, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary, if Beneficiary determines at any time that any part of the Property is located in Flood Zone A or V.
(v)    During the period of any construction, renovation or alteration of the Improvements, and only if the Property insurance (as described in Section 3.1(a)(i) above) form does not otherwise provide coverage, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary (which approval shall not be unreasonably withheld or delayed), including an Occupancy endorsement and Workers’ Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.
(vi)    Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).
(vii)    Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.
(viii)    Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary.

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(ix)    Business Automobile Insurance with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Trustor, Trustor’s employees or Trustor’s agents in connection with the Property.
(x)    Windstorm coverage (including coverage for Named Storms if the Property is in a Tier 1 county) in an amount equal to the Full Replacement Cost, plus an amount equal to the business income insurance and EPI contemplated in Subsection (a)(iii) of this Section 3.1 and on terms consistent with the commercial property insurance policy required under Subsection (a)(i) of this Section 3.1, provided, however, that the deductible for windstorm coverage shall not exceed the greater of (i) $250,000.00 or (ii) five percent (5%) of the Full Replacement Cost.
(xi)    Insurance from or against all losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake, provided such insurance is commercially available. Earthquake limits must equal one hundred percent (100%) of the Full Replacement Cost times Probable Maximum Loss (defined as the Scenario Upper Loss) for a 475-year return period, on such form of insurance policy as required by Beneficiary, and provided that the deductible for earthquake coverage shall not exceed the greater of (i) $250,000.00 or (ii) five percent (5%) of the Full Replacement Cost.
(xii)    Environmental Liability Insurance insuring against third party bodily injury and property damage resulting from contamination of the Property by Hazardous Materials, including contamination by Hazardous Materials migrating from adjacent or nearby properties, with a limit of not less than $5,000,000.00 per occurrence and $25,000,000.00 in the aggregate (the “Environmental Policy”). Any replacement, renewal, amendment, and/or modification of the Environmental Policy which is not on similar or better terms and conditions than the then-current policy shall be subject to Beneficiary’s prior written approval, in its sole and absolute discretion.
(xiii)    Such other insurance (A) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(i) through (a)(xii) of this Section 3.1, and (B) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, environmental, sinkhole and mine subsidence, provided that any such insurance required by Beneficiary under this subsection is commercially available.
(b)    Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:
(i)    The policies of insurance referenced in Subsections (a)(i), (a)(iii), (a)(iv), (a)(v), (a)(vii), (a)(viii), (a)(x), (a)(xi), and (a)(xii) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement or its equivalent form.

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(ii)    The insurance policies referenced in Subsections (a)(ii), (a)(viii), (a)(ix), and (a)(xii) of this Section 3.1 shall name Beneficiary as an additional insured.
(iii)    All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.
(c)    All the insurance companies must be authorized to do business in New York State and the State and be approved by Beneficiary (which approval shall not be unreasonably withheld or delayed). The insurance companies must have a company rating of “Excellent” or better and a financial class of X or better, each as determined by A.M. Best Company, Inc., and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted. If there are any Securities (as defined in Section 12.1(a)) issued with respect to the Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies no later than five (5) days before the dates upon which any insurance premiums would become delinquent.
(d)    Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Trustor fails to obtain or maintain insurance policies and coverages as required by this Section 3.1 (“Required Insurance”) then Beneficiary shall have the right but shall not have the obligation immediately, to procure any Required Insurance at Trustor’s cost.
(e)    Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.1(a). Beneficiary may accept Certificates of Insurance, if satisfactory to Beneficiary, evidencing insurance policies referenced in Subsections (a)(ii), (a)(iv), and (a)(vi) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or binders, not less than five (5) days prior to each expiration. The failure of Trustor to maintain the insurance required under this Article 3 shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.
(f)    All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.
(g)    If any policy referred to in this Section 3.1 is written on a blanket basis, a list of locations and their insurable values shall be provided, as required by Beneficiary upon written request. If the Property is located in an area for potential catastrophic loss Trustor, upon request, shall provide Beneficiary with a Natural Hazard Loss Analysis Report on an annual basis. This report is to be completed by a recognized risk modeling company (e.g. RMS, EQE, AIR) approved by Beneficiary.  Notwithstanding the foregoing, if locations and values in the

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same geographic area of the Property which are covered under the same blanket policy as the Property do not significantly change (as determined by Beneficiary), then the list of locations and insurable values will be sufficient.
3.2    ADJUSTMENT OF CLAIMS. Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, to the extent such claims exceed $250,000.00, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.
3.3    ASSIGNMENT TO BENEFICIARY. To the extent the insurance requirements in this Article 3 are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under these insurance policy(ies) shall pass to the transferee of the Property. Notwithstanding the foregoing to the extent the insurance requirements in this Article 3 are satisfied using a blanket policy, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Beneficiary in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall pass to the transferee of the Property.
3.4    INSURANCE WARNING. WARNING: UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.
YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.
THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW. (Each reference to “you” and “your” shall refer to Trustor and each reference to “us” and “we” shall refer to Beneficiary.)

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ARTICLE 4
BOOKS, RECORDS AND ACCOUNTS
4.1    BOOKS AND RECORDS. Trustor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:
(a)    Quarterly certified rent rolls signed and dated by Trustor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within forty-five (45) days after the end of each fiscal quarter;
(b)    A quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared by Trustor and certified by Trustor in a form reasonably acceptable to Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of each fiscal quarter of Trustor;
(c)    Unaudited annual financial statements of Trustor in the form required by Beneficiary, prepared and certified by Trustor to be true and correct within ninety (90) days after the close of each fiscal year of Trustor;
(d)    Unaudited financial statements for Liable Party prepared by an authorized representative approved by Beneficiary and certified by Liable Party to be true and correct, within one hundred twenty (120) days after the close of each fiscal year of Liable Party; provided, however, that in the event that audited financial statements for Liable Party are prepared by an independent certified public accountant, Trustor shall promptly deliver Beneficiary a copy of said audited financial statements of Liable Party;
(e)    An annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and
(f)    An annual ARGUS © valuation file, or its equivalent, in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses within ninety (90) days after the close of each fiscal year of Trustor.
4.2    PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Trustor shall furnish in a timely manner to Beneficiary:
(a)    A property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and

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deposits received from tenants and any other information reasonably requested by Beneficiary, in reasonable detail and certified by Trustor (or an officer, general partner, member or principal of Trustor if Trustor is not an individual) to its best knowledge to be true and complete in all material respects, but no more frequently than quarterly; and
(b)    An accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.
4.3    ADDITIONAL MATTERS.
(a)    Trustor shall furnish Beneficiary with such other additional financial or management information regarding Trustor and Liable Party (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or any Rating Agency in form and substance reasonably satisfactory to Beneficiary or the Rating Agency.
(b)    Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.
(c)    Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Trustor or Liable Party, or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon written notice to make copies and extracts from the foregoing records and other papers. To the extent that Trustor’s or any guarantor’s financial statements are consolidated with those of a constituent partner, member or affiliate, Beneficiary shall have the right upon prior written notice to examine and audit the records, books, management and other papers of such constituent partner, member or affiliate which reflect upon Trustor’s or any guarantor’s financial condition and/or the income, expenses and operations of the Property.
(d)    Notwithstanding the foregoing provisions of this Section 4.3, except for non-public information relating to the financial condition of Liable Party, such as a balance sheet and/or an income statement, Beneficiary shall not be entitled under this Section 4.3 to receive, examine or audit any non-public information relating to Liable Party unless Beneficiary agrees to enter into a commercially reasonable and mutually agreeable confidentiality agreement with respect to such non-public information.

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ARTICLE 5
LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY
5.1    TRUSTOR’S REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor:
(a)    There are no leases or occupancy agreements affecting the Property except those leases and amendments described on Exhibit A to that certain Certification of Borrower and Liable Party dated as of the Execution Date, executed by Trustor and Liable Party for the benefit of Beneficiary, and Trustor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Lease Guaranties”).
(b)    There are no defaults by Trustor under the Existing Leases and Lease Guaranties and there are no defaults by any tenants under the Existing Leases or any guarantors under the Lease Guaranties. The Existing Leases and the Lease Guaranties are in full force and effect.
(c)    None of the tenants now occupying ten percent (10%) or more of the Property (individually or in the aggregate) or having a current lease affecting ten percent (10%) or more of the Property (individually or in the aggregate) is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
(d)    No Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.
5.2    ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Trustor’s obligations under the Loan Documents, Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Lease Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Trustor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs and is continuing. The Existing Leases and Lease Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases.”
5.3    PERFORMANCE OF OBLIGATIONS.
(a)    Trustor shall perform all obligations under any and all Leases, including, without limitation, the obligation to pay any and all tenant improvement allowances, abatements, inducements or other concessions due to tenants under the Leases.

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(b)    Trustor agrees to furnish Beneficiary executed copies of all future Leases. Trustor shall comply with the provisions of Section 3 of the Assignment of Leases. If any of the acts described in Section 3 of the Assignment of Leases are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.
5.4    SUBORDINATE LEASES. Each future Lease affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and Trustor shall use commercially reasonable efforts to include in each future Lease a provision or provisions, satisfactory to Beneficiary, to the effect that (i) in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser and (ii) if requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. Trustor shall notify Beneficiary in writing of any future Leases that do not include the foregoing provisions. If Beneficiary requests, Trustor shall use commercially reasonable efforts to cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Beneficiary on forms which have been approved by Beneficiary. Upon written request from Trustor, Beneficiary shall provide a nondisturbance agreement, in the form previously approved by Trustor and Beneficiary (the “Form Nondisturbance Agreement”), with respect to any future Lease, provided that any tenant to whom the Form Nondisturbance Agreement is to be provided shall deliver to Beneficiary such information and documentation, acceptable to Beneficiary, confirming that neither the tenant, nor any guarantor of the tenant’s obligations under the Lease, nor any person that directly or indirectly (1) controls the tenant or any such guarantor or (2) has an ownership interest in the tenant or such guarantor of twenty-five percent (25%) or more (but excluding from the foregoing any Regulated Entities and members or stockholders of any Regulated Entities), appears on a list of individuals and/or entities for which transactions are prohibited by the United States Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such a person or entity would violate the U.S. Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation. For any Lease entered in accordance with the Leasing Guidelines (as defined in the Side Letter) and which does not require any changes to the Form Nondisturbance Agreement, a fee of $1,000 shall be paid to Beneficiary; and with respect to any Lease requiring Beneficiary’s approval or requiring changes to the Form Nondisturbance Agreement, a fee of $3,000 shall be paid to Beneficiary and if Beneficiary elects to retain special counsel the fees of special counsel must be paid by Trustor.
5.5    LEASING COMMISSIONS. Trustor covenants and agrees that all future contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Trustor’s compliance with this Section upon written request.

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5.6    LEASING CONSENTS. With regard to any Lease requiring Beneficiary’s approval under this Article 5, each request for the approval of such Lease shall be in writing and shall be delivered to Beneficiary by registered or certified mail (return receipt requested) or overnight delivery service (which provides return receipts) and such written request must be accompanied by (a) the proposed final draft of the Lease (the “Final Lease Draft”), together with (b) a redline of the proposed Final Lease Draft as compared against the standard form of lease approved by Lender in writing in accordance with the Leasing Guidelines (as defined in the Side Letter), and (c) such request shall include the following statement on the first page in all capital letters and boldface type: “YOUR FAILURE TO RESPOND TO BORROWER’S REQUEST FOR FINAL APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT 401-421 SW 6TH AVENUE, PORTLAND, OREGON, LOAN NUMBER 702828, AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE BENEFICIARY’S APPROVAL OF SUCH REQUEST.” If Beneficiary shall not have delivered a notice of approval or disapproval to Trustor within such five (5) business days after receipt by Beneficiary of said request and all other information required herein, Beneficiary shall be deemed to have approved such Lease. In the event substantive changes materially affecting landlord and/or Beneficiary’s position as landlord or potential landlord under the Lease are made to the proposed Final Lease Draft after the date such draft was delivered and approved by Beneficiary, Trustor shall deliver, for Beneficiary’s approval a copy of the latest proposed lease draft together with a redline to the version last viewed and approved by Beneficiary, and such process for approval outlined in this Section 5.6 shall be followed for each such approval. A final signed version of any Lease shall be delivered to Beneficiary within a reasonable time after such execution.
ARTICLE 6
ENVIRONMENTAL HAZARDS
6.1    REPRESENTATIONS AND WARRANTIES. Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) based on Trustor’s knowledge and the Environmental Report (as defined in the Unsecured Indemnity Agreement), and except as otherwise disclosed to Beneficiary on Exhibit B attached to the Unsecured Indemnity Agreement, neither Trustor nor, to the best of Trustor’s knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except as expressly approved by Beneficiary in writing; (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Trustor are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6); (iii) Trustor will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws; (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws; (v) Trustor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the

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Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; (vi) Trustor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (vii) Trustor has provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in Trustor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.
6.2    REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, abatement, restoration, removal or other investigative or remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Trustor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Trustor and approved in advance in writing by Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed), and under the supervision of a consulting engineer, selected by Trustor and approved in advance in writing by Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed). All reasonable costs and expenses of Remedial Work shall be paid by Trustor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently and in good faith prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.
6.3    ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at any time and from time to time, to undertake, at the expense of Trustor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Trustor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests. If such environmental site assessment and testing confirms the presence or existence of Hazardous Materials on, under or about the Property, or any breach or violation of any Requirements of Environmental Laws pertaining to Trustor or the Property, the cost of such environmental site assessment and testing shall be borne solely by Trustor. If the environmental site assessment and testing affirms that no Hazardous Materials are present or exist on, under or about the Property, and that there are no breaches or violations of any Requirements of Environmental Laws pertaining to Trustor and the Property, the cost of such environmental site assessment and testing shall be borne solely by Beneficiary.

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6.4    UNSECURED OBLIGATIONS. No amounts which may become owing by Trustor to Beneficiary under this Article 6 or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article 6 shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article 6 shall, subject to the notice and cure provisions in Section 11.1(b) below, constitute an Event of Default. Notwithstanding the foregoing sentence, the obligations of the original named Trustor only under this Article 6 shall terminate two (2) years following the earliest to occur of (i) the full and indefeasible repayment of the Loan, or (ii) reconveyance of this Deed of Trust and release of all other security provided in connection with the Loan; provided that at the time of such repayment of the Loan, such reconveyance of this Deed of Trust and release of all other security, Trustor shall have (A) delivered to Beneficiary at the time of such repayment, such reconveyance and release, or such transfer, and Beneficiary shall have approved, in its sole and absolute discretion, a Phase I environmental site assessment of the Property (an “ESA”), with respect to an inspection of the Property conducted not more than six (6) months prior to the date of such repayment, reconveyance and release, and (B) paid all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Beneficiary in connection with such ESA and Beneficiary’s review thereof. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Unsecured Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.
6.5    HAZARDOUS MATERIALS.
“Hazardous Materials” shall include without limitation:
(a)    Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws;
(b)    Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

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(c)    Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;
(d)    Any material, waste or substance which is included within any of the following: those substances defined as “hazardous waste,” “hazardous materials,” “hazardous substance,” “toxic substance,” “pollution,” or “wastes” in the Oregon Hazardous Waste Management Law, ORS Ch. 466, the Oregon Hazardous Materials Cleanup Laws, ORS Ch. 465, the Oregon Water Pollution Control Law, Ch. 468B and the Oregon Air Pollution Control Law, ORS Ch. 468A and in the regulations promulgated pursuant to such laws;
(e)    Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.
Notwithstanding the foregoing, the term “Hazardous Materials” shall expressly exclude pre-packaged supplies, cleaning materials and other janitorial and maintenance supplies, paint and other hazardous materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property and in compliance with the Requirements of Environmental Laws.

6.6    REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.
ARTICLE 7
CASUALTY, CONDEMNATION AND RESTORATION
7.1    TRUSTOR’S REPRESENTATIONS. Trustor represents and warrants as follows:
(a)    Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000.00 to restore or replace has occurred which has not been fully restored or replaced.

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(b)    No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.
(c)    To the best of Trustor’s knowledge, there is no pending proceeding for the total or partial condemnation of the Property.
7.2    RESTORATION.
(a)    Trustor shall give prompt written notice to Beneficiary of any casualty to the Property, whether or not required to be insured against; provided, however, that Trustor shall not be required to notify Beneficiary of any casualty to the Property for which Trustor reasonably believes the cost of the Restoration will not exceed $100,000.00. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Trustor covenants and agrees to commence and diligently pursue to completion the Restoration.
(b)    Trustor assigns to Beneficiary all Insurance Proceeds which Trustor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration. Notwithstanding the foregoing, if the Net Insurance Proceeds do not exceed $100,000.00, Beneficiary shall disburse the Net Insurance Proceeds to Trustor upon receipt.
(c)    For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases covering more than 22,500 square feet existing immediately prior to the damage, destruction, condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.
(d)    If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements for Restoration and upon confirmation that there is no Event of Default then

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existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.
(e)    In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness together with the Prepayment Fee (as defined in the Note) due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor; provided, however, that unless the applicable casualty or damage occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary; and provided further, however, that so long as Trustor makes a good faith effort to recover from the insurer any Prepayment Fee that results from such application of the Net Insurance Proceeds, the Prepayment Fee shall be waived. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
7.3    CONDEMNATION.
(a)    If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation in excess of $100,000.00 (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney‑in‑fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.
(b)    Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then (A) Trustor shall commence and diligently pursue to completion the Restoration, and (B) Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.
(c)    In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor shall comply with Beneficiary’s Requirements for Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements for

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Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.
(d)    In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness together with the Prepayment Fee due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor; provided, however, that unless the applicable Condemnation occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary; and provided further, however, that so long as Trustor makes a good faith effort to recover from the condemning authority any Prepayment Fee that results from such application of the Net Condemnation Proceeds, the Prepayment Fee shall be waived. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
7.4    REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements for Restoration:
(a)    If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Trustor shall provide Beneficiary for its review and written approval (which approval shall not be unreasonably withheld, conditioned or delayed) (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by the Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form reasonably approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.
(b)    Trustor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subsection (a) of this Section 7.4. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses on the following terms and conditions:

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(i)    The Architect shall be in charge of the Work;
(ii)    Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and reasonably approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by the Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), and (z) an endorsement to Beneficiary’s title policy (to the extent available) insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions; and
(iii)    The final Request for Payment shall be accompanied by (A) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (B) evidence that the Restoration has been completed substantially in accordance with the Approved Plans and Specifications and all Requirements, (C) evidence that the costs of the Restoration have been paid in full, and (D) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.
(c)    If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently and in good faith continue to completion the Restoration, or (iii) Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non‑fulfillment of one or more of these conditions,

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Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may reasonably determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor, together with the Prepayment Fee; provided, however, that unless the applicable damage, destruction or condemnation occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary.
ARTICLE 8
REPRESENTATIONS OF TRUSTOR
8.1    ERISA. Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”
8.2    NON-RELATIONSHIP. Trustor hereby represents and warrants that neither Trustor nor any general partner, director, principal, member or officer of Trustor nor, to Trustor’s knowledge, any person who is a Trustor’s Constituent (as defined in Section 8.3) is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.
8.3    NO ADVERSE CHANGE. Trustor hereby represents and warrants that:
(a)    There has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (the “Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Trustor or the direct general partners, shareholders or members of Trustor, respectively as the case may be (collectively, “Trustor’s Constituents”).
(b)    Trustor has delivered to Beneficiary true and correct copies of all Trustor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Trustor’s Constituents since the date that the Application was executed by Trustor.
(c)    Neither Trustor nor any of the Trustor’s Constituents is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.

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(d)    Trustor has received reasonably equivalent value for the granting of this Deed of Trust.
(e)    Neither Trustor nor any of Trustor’s Constituents has been convicted of, or been indicted for, a felony criminal offense.
(f)    Neither Trustor nor any of Trustor’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.
(g)    Neither Trustor nor any of Trustor’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Trustor’s ability to perform in accordance with the Loan Documents.
8.4    FOREIGN INVESTOR. Trustor hereby represents and warrants that (a) neither Trustor nor any partner, member or shareholder of Trustor is a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, or the Regulations promulgated thereunder, and (b) Trustor is not a “disregarded entity” within the meaning of such Code or Regulations, and in the event Trustor becomes (whether through transfer, merger, reorganization, restructuring or otherwise) a “disregarded entity,” the one hundred percent (100%) owner of such “disregarded entity” will not be a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
8.5    U.S. PATRIOT ACT.
(a)     Trustor hereby represents and warrants that either (a) Trustor is (i) regulated by the SEC, FINRA, or the Federal Reserve (a “Regulated Entity”) or (ii) a wholly owned subsidiary or affiliate of a Regulated Entity, or (b) neither Trustor nor any partner, member or shareholder of Trustor is, and no legal or beneficial interest in a partner, member or shareholder of Trustor, that in each case directly or indirectly controls Trustor or has a direct or indirect ownership interest in Trustor of twenty-five percent (25%) or more, is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the United States Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such a person or entity would violate the U.S. Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation and shall provide evidence as reasonably requested by Beneficiary from time to time to confirm compliance.
(b)    The following items shall be the only items required as evidence of compliance with this Section 8.5 (collectively, the “OFAC Information”): (a) Trustor’s organizational chart showing the names and percentage of direct or indirect ownership of an entity or person that owns, directly or indirectly, more than twenty-five percent (25%) of Trustor (each, a “Compliance Party”); (b) for any entities, organizational structure charts and organizational documents; (c) for each Compliance Party, the legal name of applicable

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Compliance Party, including type of entity and place of organization; (d) the applicable Compliance Party’s tax identification number; (e) indication of whether the entity is publicly traded and if so, indication of its regulator (SEC, FINRA or Federal Reserve); (f) a description of the nature of the applicable Compliance Party’s business; (g) the applicable Compliance Party’s physical business address or individual personal address, as applicable (specifically excluding any P.O. box addresses); (h) a contact name and telephone number for the applicable Compliance Party; (i) if the applicable Compliance Party is an individual, such individual’s phone number together with a valid identification upon Beneficiary’s request; and (j) a description of the Compliance Party’s source of funds for any equity interest.
ARTICLE 9
EXCULPATION AND LIABILITY
9.1    LIABILITY OF TRUSTOR.
(a)    Upon the occurrence of an Event of Default, except as provided in this Article 9, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Secured Indebtedness and will not enforce a deficiency judgment against Trustor. However, nothing contained in this provision shall limit the rights of Beneficiary to proceed against Trustor and/or the Liable Party (but not any of their respective constituent members, partners, or shareholders direct or indirect, other than Liable Party under the Guaranty), if any, (i) to enforce any leases entered into by Trustor or its affiliates as a tenant under any of the Leases; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty (and in order to recover from Liable Party, material, intentional misrepresentation or material, intentional breach of warranty) or intentional material physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Trustor in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover (A) any tenant security deposits, tenant letters of credit or other tenant deposits or tenant termination, restoration, or signage fees or other similar fees paid to Trustor in connection with the Property and that are not applied as expressly set forth in the Loan Documents, or (B) prepaid rents for a period of more than 30 days after an Event of Default; (v) to recover Rents and Profits received by Trustor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Trustor (and not Liable Party with respect to this Section 9(a)(vi)) damages, costs and expenses arising from, or in connection with, Article 6 of this Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) with respect to Trustor only (and not Liable Party), to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of this Deed of Trust and any amount expended by Beneficiary in connection with the foreclosure of this Deed of Trust; (viii) to recover costs and damages arising from Trustor’s failure to pay any Premiums or Impositions in the event Trustor is not required to deposit such amounts with Beneficiary pursuant to Section 2.5 of this Deed of Trust; and (ix) to recover damages arising from Trustor’s failure to comply with Section 8.1 of this Deed of Trust pertaining to ERISA.

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(b)    The limitation of liability in Section 9(a) shall not apply and the Loan will be a recourse loan to the Trustor and to Liable Party (but not any of their respective constituent members, partners, or shareholders direct or indirect, other than Liable Party under the Guaranty), in the event that Trustor commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding, which is not dismissed within one hundred twenty (120) days of filing. In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.
(c)    The limitation of liability in Section 9(a) shall not apply and the Loan shall be fully recourse to Trustor and the Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), in the event there is a voluntary Transfer or voluntary Secondary Financing except as permitted in the Loan Documents or as otherwise approved in writing by Beneficiary. For purposes of this paragraph, “Transfers” shall only refer to transfers of ownership of the Property or of ownership in entities directly or indirectly owning the Property, in each case which is voluntary.
(d)    Notwithstanding the foregoing, in the event that Trustor fails to maintain or replace the Interest Rate Cap Agreement as and when required under this Deed of Trust or under the terms of the Interest Rate Cap Agreement, at Beneficiary’s sole option, Trustor and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), shall be liable on a recourse basis for all actual damages, costs, expenses, or liabilities (including reasonable attorneys’ fees that Beneficiary may incur as a result of such failure and the limitation on liability set forth in Section 11(a) of the Note and Section 9.1(a) of this Deed of Trust shall not be applicable thereto; provided however, that in no event shall Trustor or Liable Party be liable for consequential damages arising out of such failure, including, without limitation, punitive damages, incidental damages, lost profits or opportunity costs.
ARTICLE 10
CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY
10.1    CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
(a)    Trustor shall not cause or permit: (i) the Property or any direct or indirect interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; (ii) any transfer, assignment or conveyance of any direct or indirect interest in Trustor or in the partners, shareholders, members or beneficiaries of Trustor or of any of Trustor’s direct or indirect constituents; or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the direct or indirect general partners, shareholders, members or beneficiaries of Trustor, including, without limitation, any conversion of Trustor or any direct or indirect general partner, shareholder, member, or beneficiary of

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Trustor from one type of entity to a different type of entity (collectively, a “Transfer” or “Transfers”).
(b)    The prohibitions on Transfers shall not be applicable to (i) Transfers as a result of the death of a natural person who is Trustor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either.
(c)    Trustor shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Beneficiary, in connection with any Transfer.
(d)    Notwithstanding anything stated to the contrary herein (but subject to the conditions set forth in Section 10.1(e)), any Transfers (or the pledge or encumbrance) of equity interests or other interests in Liable Party, or in any of the direct or indirect owners of Liable Party (including, without limitation, KBS Growth & Income Limited Partnership or KBS Growth & Income REIT, Inc.) shall not be prohibited (and shall be expressly permitted), provided that KBS Growth & Income REIT, Inc. continues to (i) control Trustor and (ii) own, either directly or indirectly, not less than fifty-one (51%) of the ownership interests in Trustor.
(e)    Transfers permitted under Section 10.1(d) are each referred to herein as a “Permitted Transfer” and must satisfy all of the following conditions: (i) at the time of the Permitted Transfer, there is no existing Event of Default, (ii) after giving effect to the Permitted Transfer, Trustor shall continue to be able to make the representations and warranties set forth in Article 8 hereof, (iii) except for transfers of interests in KBS Growth & Income REIT, Inc., Trustor shall have provided Beneficiary the OFAC Information as requested by Beneficiary in order for Beneficiary to conduct due diligence, satisfactory to Beneficiary, confirming the representations and warranties contained in Section 8.5 will remain true after the Permitted Transfer, (iv) Trustor shall pay all costs and expenses incurred by Beneficiary in connection with the Permitted Transfer, including title insurance premiums (as applicable), documentation costs and reasonable attorneys’ fees and costs, and (v) except for transfers of interests in KBS Growth & Income REIT, Inc. (for which no notice shall be required), Beneficiary shall have received written notice of the Permitted Transfer not later than thirty (30) days prior to such contemplated transfer.
(f)    Any Permitted Transfer shall not relieve (i) Trustor of its obligations under the Note or any other Loan Documents, or the Unsecured Indemnity Agreement or (ii) Liable Party of its obligations under the Guaranty or under the Loan Documents to the extent applicable.
10.2    PROHIBITION ON SUBORDINATE FINANCING.
(a)    Trustor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or

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beneficial interest in Trustor or other direct or indirect interest in Trustor (collectively, “Secondary Financing”).
(b)    Notwithstanding the foregoing, provided no Event of Default exists, the following transactions shall not be prohibited (and shall be expressly permitted):
(i)    KBSGI REIT Properties, LLC, KBS Growth & Income Limited Partnership and KBS Growth & Income REIT, Inc. shall each be permitted to execute swap agreements, swap guaranties and other guaranties and/or indemnity agreements for their respective subsidiaries, so long as the Property, any other assets of Trustor (including, without limitation, cash flow from the Property), or the direct membership interest in the Trustor or the Trustor’s sole member is not pledged to secure such agreements; and
(ii)    KBS Growth & Income Limited Partnership and KBS Growth & Income REIT, Inc. shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and pledge their respective interests in KBS Growth & Income Limited Partnership and KBSGI REIT Properties, LLC as security for any Secondary Loan provided that (x) neither Trustor nor Trustor’s sole member’s membership interest is pledged to secure such Secondary Loan and (y) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be an Event of Default.
10.3    RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Trustor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (a) the Loan, (b) Leases entered into in the ordinary course of owning and operating the Property for the Use, (c) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (d) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (e) any other single item of indebtedness or liability (but expressly excluding the items listed in clauses (a) through (d) above) which does not exceed $100,000.00 or, when aggregated with other items of indebtedness or liability (but expressly excluding the items listed in clauses (a) through (d) above), does not exceed $200,000.00.
10.4    STATEMENTS REGARDING OWNERSHIP. Trustor agrees to submit or cause to be submitted to Beneficiary within forty-five (45) days after December 31st of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (a) individual who is Trustor or one of the individuals comprising Trustor, (b) member of Trustor, (c) partner of Trustor or (d) officer of Trustor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Trustor has been made by Trustor and if so, to whom; or (z) there has been any change in the individual(s) comprising Trustor or in the partners, members, or beneficiaries of Trustor (but expressly

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excluding any changes in the shareholders of KBS Growth & Income REIT, Inc.) from those on the Execution Date, and if so, a description of such change or changes.
ARTICLE 11
DEFAULTS AND REMEDIES
11.1    EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):
(a)    The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within ten (10) days after receipt of notice of such failure; provided, however, that Beneficiary shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan. In the event that Beneficiary is no longer required to provide Trustor with such notices of such failure as set forth in the immediately preceding sentence, then the failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any of the Loan Documents, whether to Beneficiary or otherwise, within ten (10) days of the date when such amount is due shall constitute an Event of Default;
(b)    The failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, not specified in the other clauses of this Section 11.1 or not otherwise specified as an Event of Default in this Deed of Trust, within thirty (30) days after receipt of notice of such failure (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Trustor commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same);
(c)    The filing by Trustor, Liable Party or any Additional Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within one hundred twenty (120) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

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(d)    If any warranty, representation, certification, financial statement or other information made or furnished pursuant to the terms of the Loan Documents by Trustor, or by any person or entity otherwise liable under any Loan Document, the Unsecured Indemnity Agreement or the Guaranty shall be materially false or materially misleading;
(e)    If Trustor shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property (provided that the foregoing events shall not constitute Events of Default if cured within thirty (30) days after receipt of written notice from Beneficiary or such additional time, not to exceed ninety (90) days after receipt of such notice, as may be reasonably required if such default cannot be cured within thirty (30) days provided Trustor commences to cure such default within thirty (30) days of receipt of notice of default and thereafter diligently works to cure the same).
(f)    The failure of Liable Party to comply with any provisions of the Guaranty within any notice and/or cure period provided therein, or if no notice and/or cure period is provided therein, within thirty (30) days after receipt of written notice of such failure from Beneficiary;
(g)    If the Assignment of Interest Rate Cap Agreement is executed, an Event of Default occurs under the Interest Rate Cap Agreement or the Assignment of Interest Rate Cap Agreement (after the expiration of any applicable notice and cure period) provided, however that the Event of Default hereunder shall automatically terminate upon the cure of the Event of Default under the Interest Rate Cap Agreement or Assignment of Interest Rate Cap Agreement;
(h)    Except as set forth in clause (ii) below, (i) the failure of Trustor to comply with any of the provisions of the Unsecured Indemnity Agreement within thirty (30) days after receipt of written notice of such failure from Beneficiary (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Trustor or such Additional Liable Party, as applicable, commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same) or (ii) the failure of Trustor to comply with the provisions of the first sentence of Section 4(b) of the Unsecured Indemnity Agreement, within the respective time periods specified therein;
(i)    If there shall occur any breach or violation of Sections 10.1(a) or 10.2(a) of this Deed of Trust; or
11.2    REMEDIES UPON DEFAULT. Upon the happening and during the continuance of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies in addition to any other remedies under Oregon law:
(a)    Foreclosure. Institute a judicial foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the

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enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the lesser of (i) the Default Rate (as defined in the Note) or (ii) the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or
(b)    Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary(subject to any laws of the State allowing Trustor to direct the order in which parcels are sold) may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property in accordance with applicable law, and from time to time may further postpone the sale in accordance with applicable law; and/or
(c)    Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or
(d)    Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver and hereby agree not to object to such appointment. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under Oregon Law.
11.3    APPLICATION OF PROCEEDS OF SALE. To the fullest extent permitted by applicable law, Trustee shall apply the proceeds of the sale to payment of:  (a) the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorneys’ fees; (b) the cost of any evidence of title procured in connection with such sale; (c) all sums expended under the terms of this Deed of Trust not then repaid, with accrued interest at the interest rate provided in the Note from date of expenditure; (d) all other sums then secured by this Deed of Trust; and (e) the remainder, if any, to the person or persons legally entitled thereto.  Subject to the foregoing, in the event of a sale of the Property pursuant to Section 11.2

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of this Deed of Trust, to the extent permitted by law, Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.
11.4    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE NOTE, THIS DEED OF TRUST OR ANY OF THE LOAN DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.
11.5    BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, following the expiration of any applicable notice or grace period provided herein, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.
11.6    BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate from the date of such demand. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.
11.7    FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.
11.8    WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent

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permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.
11.9    INDEMNIFICATION OF TRUSTEE. To the extent permitted by applicable law, except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. To the extent permitted by applicable law, Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.
11.10    ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.
11.11    SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or any successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument completed in compliance with applicable law shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.
ARTICLE 12
TRUSTOR AGREEMENTS AND FURTHER ASSURANCES
12.1    PARTICIPATION AND SALE OF LOAN.
(a)    Beneficiary may from time to time sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan, the Loan Documents, the Unsecured Indemnity Agreement and the Guaranty at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan (provided that Beneficiary shall notify Trustor in writing within thirty (30) days after transferring its responsibilities as servicer of the Loan). Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor

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or any Liable Parties and the Property, whether furnished by Trustor, any Liable Parties or otherwise, as Beneficiary determines necessary or desirable.
(b)    Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion (and at its sole cost and expense), shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Trustor shall cooperate (at no cost, potential liability or expense to Trustor) with reasonable requests of Beneficiary in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor (except to a de minimis extent) than those contained herein and in the Note, and (y) which do not (except to a de minimis extent) increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Trustor fails to execute and deliver such documents to Beneficiary within five (5) business days following such request by Beneficiary, Trustor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Trustor ratifying all that such attorney shall do by virtue thereof. Beneficiary shall reimburse Trustor for Trustor’s reasonable and verified third-party attorneys’ fees related to Trustor’s cooperation under this Section 12.1(b).
(c)    Trustor will reasonably cooperate with Beneficiary and the Rating Agencies (at no cost, potential liability or expense) in furnishing such information and providing such other assistance, estoppel certificates, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor, Liable Party or the Property. Subject to the provisions outlined in Section 4.3(d), Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, and the financial condition of Trustor or Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest. Beneficiary shall reimburse Trustor for Trustor’s reasonable and verified third-party attorneys’ fees related to Trustor’s cooperation under this Section 12.1(c).

DEED OF TRUST

12.2    REPLACEMENT OF NOTE. Upon written notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.
12.3    TRUSTOR’S ESTOPPEL. Within ten (10) days after a written request by Beneficiary, Trustor and Liable Party shall furnish an acknowledged written statement in form reasonably satisfactory to Beneficiary (a) setting forth the amount of the Secured Indebtedness, (b) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (c) stating whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, (d) stating any other matters as Beneficiary may reasonably request, and (e) providing any documents therewith that Beneficiary may reasonably request, provided that any such other documents do not obligate Trustor to incur any liability, potential liability or additional cost or expense.
12.4    FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney‑in‑fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.
12.5    SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.
ARTICLE 13
SECURITY AGREEMENT
13.1    SECURITY AGREEMENT. THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE OREGON UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW WITH RESPECT TO THE PERSONAL PROPERTY AND IS FILED AS A FIXTURE FILING WITH RESPECT TO GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE LAND OR THE IMPROVEMENTS. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT,

DEED OF TRUST

BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD. WITH RESPECT TO SUCH FIXTURE FILING, THE FOLLOWING INFORMATION IS PROVIDED:

Name of Debtor:	KBSGI 421 SW 6th Avenue, LLC
Address of Debtor:	c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attention: Todd Smith, VP, Controller REIT Corporate Accounting
Name of Secured Party:	Metropolitan Life Insurance Company, a New York corporation
Address of Secured Party:	425 Market Street, Suite 1050 San Francisco, California 94105 Attention: Vice President
13.2    REPRESENTATIONS AND WARRANTIES. Trustor warrants, represents and covenants as follows:
(a)    To the best knowledge of Trustor, Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.
(b)    To the best knowledge of Trustor, the Personal Property has not been used, and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.
(c)    Trustor will not remove the Personal Property without the prior written consent of Beneficiary (which consent shall not be unreasonably withheld, conditioned or delayed), except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
13.3    CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of

DEED OF TRUST

Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or the Improvements.
13.4    PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9-334 (ORS 79.0334), as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:
(a)    Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.
(b)    Trustor shall pay all sums and perform all obligations secured by the security agreement. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.
(c)    Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non‑negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.
(d)    The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.
ARTICLE 14
MISCELLANEOUS COVENANTS
14.1    NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the

DEED OF TRUST

Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.
14.2    NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.
14.3    HEIRS AND ASSIGNS; TERMINOLOGY.
(a)    This Deed of Trust and all other Loan Documents are binding upon Trustor, Beneficiary, and Trustee, their heirs, representatives, administrators, executors, successors and permitted assigns and inures to the benefit of and is enforceable by Beneficiary, its successors, endorsees and assigns (including, without limitation, any entity to which Beneficiary assigns or sells all or any portion of its interest in the Loan). Unless expressly otherwise provided herein, the term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party(ies).
(b)    In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
14.4    SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.
14.5    APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State.
14.6    CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

DEED OF TRUST

14.7    TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.
14.8    NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.
14.9    NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.
14.10    ENTIRE AGREEMENT. This Deed of Trust, the Note, the other Loan Documents, the Guaranty and the Unsecured Indemnity Agreement (collectively, the “Written Agreements”) constitute a final expression of the agreement between Trustor and Beneficiary and the Written Agreements may not be contradicted by evidence of any alleged oral agreement or understanding, and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.
14.11    NO THIRD PARTY BENEFICIARIES. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third‑party beneficiary or otherwise, except as expressly provided herein.
14.12    ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.
14.13    NON-RESIDENTIAL TRUST DEED. Trustor represents that this Deed of Trust is not a “residential trust deed” as defined in ORS 86.705(6).
[Remainder of Page Intentionally Left Blank]

DEED OF TRUST

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative as of the Execution Date.
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-1
DEED OF TRUST

ACKNOWLEDGMENT

A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

STATE OF CALIFORNIA        )
) ss.
COUNTY OF Orange            )

On June 23, 2016, before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature /s/ K. Godin (Seal)

S-2
DEED OF TRUST

EXHIBIT A
PROPERTY DESCRIPTION
All that certain real property situated in the County of Multnomah, State of Oregon, described as follows:

Lots 1, 2, 3 and 4, Block 176, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

Exhibit A - 1
DEED OF TRUST

EXHIBIT B

COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT
DEFINED TERMS

Execution Date: ____________, _________
Loan: A first mortgage loan in the amount of up to $47,400,000.00 from Lender to Borrower.
Borrower & Address:
KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Vice President of Asset Management

With a copy to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:                            KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief    Legal Officer

And to:                            Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Rate Protection Party (if not Borrower) & Address:
_____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Vice President of Asset Management

Exhibit B - 1
DEED OF TRUST

With a copy to: _____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:                             _____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief    Legal Officer

And to:                             Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Lender & Address:              Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention: Senior Vice President, Real Estate Investments
Re: 401-421 SW 6th Avenue, Portland
With a copy to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
                                             Attention: Associate General Counsel

Note: A Promissory Note executed by Borrower in favor of Metropolitan Life Insurance Company in the amount of up to Forty Seven Million Four Hundred Thousand Dollars ($47,400,000.00) dated as of the Execution Date executed by Borrower in favor of Lender.
Deed of Trust: A Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the Execution Date executed by Borrower, as trustor, to Chicago Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, securing repayment of the Note to be recorded in the records of the County in which the Property is located.
Loan Documents: The Note, the Deed of Trust, the Assignment of Leases, and any other documents related to this Note and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.
Assignment of Leases: Assignment of Leases dated as of the Execution Date and executed by Borrower for the benefit of Lender, together with all extensions, renewals, modifications, restatements

Exhibit B - 2
DEED OF TRUST

and amendments thereof.
Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender. The Unsecured Indemnity Agreement is not a Loan Document and shall survive repayment of the Loan or other termination of the Loan Documents.
Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Lender.
The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents, except as expressly provided therein.

Exhibit B - 3
DEED OF TRUST

THIS COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT (“this Agreement”) is entered into as of the Execution Date by Borrower [and Rate Protection Party] and Lender, with reference to the following facts:
A.    Lender has made the Loan to Borrower. Payment of the Note is secured by the Deed of Trust. The Deed of Trust encumbers certain real and other property more particularly described therein and referred to in the Deed of Trust and in this Agreement as the “Property.”
B.    When and as required pursuant to the terms of Section 2.11 of the Deed of Trust, Lender requires Borrower to enter into [or to cause the Rate Protection Party] to enter into this Agreement.
C.    Borrower and/or the Rate Protection Party respectively as the case may be (hereinafter, “Rate Protection Party”) acknowledges and understands that this Agreement is a material inducement for Lender’s agreement to make the Loan.
D.    Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Deed of Trust.
NOW THEREFORE, in consideration of the premises and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment of Interest Rate Cap Agreement.
(a)    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by [Borrower and Rate Protection Party], Rate Protection Party hereby assigns, grants, delivers and transfers to Lender, as collateral, all of its interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under that certain [ISDA Master Agreement / Confirmation / Confirmation and Interim Master Agreement] dated as of _____________, 20___, between Rate Protection Party and              (the “Counterparty”), [including without limitation that certain Schedule, dated as of ______________, in connection therewith] as such agreement may be amended, modified, supplemented, restated, extended, renewed and/or changed from time to time, together with all other documents executed and/or delivered in connection with and/or secured by the agreement (such other documents and the agreement being collectively referred to as the “Interest Rate Cap Agreement”), a copy of which is attached hereto as Exhibit A, including, but not limited to, any and all rights that Rate Protection Party may now or hereafter have to any and all payments, disbursements, distributions or proceeds (the “Payments”) owing, payable or required to be delivered to Rate Protection Party on account of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise, and all of Rate Protection Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products, and proceeds of any or all of the foregoing (collectively, the “Rate Cap Collateral”). In the event that for any reason the Interest Rate Cap Agreement ever expires, or is terminated, rescinded or revoked and, as a result thereof, a termination fee or such similar payment is owing to Rate Protection Party by Counterparty, such sum is and shall be considered a Payment and a part of the Rate Cap Collateral and shall be held and disbursed in accordance with the terms hereof. Rate Protection Party hereby grants to Lender a security interest in and to the Rate Cap Collateral, to have and to hold the same, unto Lender, its successors and assigns. This Agreement constitutes

Exhibit B - 4
DEED OF TRUST

additional security for the obligations of Rate Protection Party secured by the Deed of Trust and secured or evidenced by the other Loan Documents.
(b)    Prior to any expiration or termination of the initial Interest Rate Cap Agreement, or any subsequent Interest Rate Cap Agreement, Rate Protection Party shall deliver to Lender a renewal or replacement thereof from a counterparty reasonably acceptable to Lender (which counterparty shall have a credit rating of “A2” or better by Moody’s Investors Service, Inc. and “A” or better by Standard and Poor’s Rating Group) together with the consent of the new Counterparty to this Agreement (which consent shall be substantially in the form of the Consent of the original Counterparty attached hereto) and an opinion of counsel for the new Counterparty (upon which Lender and its successors and assigns may rely) in form, scope and substance reasonably satisfactory to Lender regarding the authorization of the new Counterparty, the legality, validity, and binding effect on the new Counterparty of the new Interest Rate Cap Agreement, and such other matters as Lender shall reasonably require. Notwithstanding any other provision hereof, the notional amount of the Interest Rate Cap Agreement shall never be required to be more than the unpaid principal amount of the Note. Such new Interest Rate Cap Agreement shall contain the same terms and provisions in each and every material respect as the initial Interest Rate Cap Agreement.
(c)    If, as and when a new Interest Rate Cap Agreement is obtained by Rate Protection Party pursuant to Sections 1(b) or 6 or by Lender pursuant to Section 2(c), the term “Interest Rate Cap Agreement” as used herein shall be deemed to refer to such new Interest Rate Cap Agreement obtained by Rate Protection Party or Lender (as the case may be), and the term “Counterparty” as used herein shall be deemed to refer to the counterparty under such new Interest Rate Cap Agreement.
2.    Default.
(a)    If Rate Protection Party shall fail to timely and fully perform any of its obligations under this Agreement following the expiration of any applicable notice and cure periods, if any, as may be set forth in this Agreement, then any such failure shall constitute a default under this Agreement (“Event of Default”) and also shall constitute an automatic “Event of Default” under and as defined in the Deed of Trust, and the occurrence of an “Event of Default” under and as defined in the Deed of Trust or any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement. If no period of grace, notice, and/or cure is set forth herein with respect to any obligation of Rate Protection Party, then (with the specific exception of Rate Protection Party’s obligations to keep an Interest Rate Cap Agreement with the required terms and provisions in effect at all times) Rate Protection Party shall have a period equal to ten (10) business days after written notice from Lender within which to cure any default hereunder.
(d)    Lender hereby instructs the Counterparty to immediately deposit all future Payments and other Rate Cap Collateral directly into an account designated by Lender and Lender may apply the proceeds thereof as provided below and/or otherwise exercise all of its rights and remedies under the Uniform Commercial Code and other applicable law. No delay or omission of Lender in exercising any such right shall impair any such right, or shall be construed as a waiver of or acquiescence in any event giving rise to such right. Proceeds of any such Payments may be held by Lender as cash collateral for Rate Protection Party’s obligations under the Loan Documents, and if an Event of Default exists, may be applied by Lender to the payment of the costs of leasing the Improvements and/or to accrued interest, late charges, principal (including the Default Prepayment Fee or Prepayment Fee, if any, occasioned by a principal payment), or any other obligation arising out of the obligations of Rate Protection Party or Liable Parties to Lender under the Note, the Deed of Trust, any

Exhibit B - 5
DEED OF TRUST

of the other Loan Documents and/or the Indemnity Agreement, in such manner as Lender in its sole discretion deems appropriate. If no Event of Default exists, proceeds of any such Payments held by Lender shall be applied by Lender to interest under the Note, then to any other amounts currently due and owing under the Loan Documents and lastly to Borrower. If held as cash collateral, such cash collateral (or what remains thereof) shall be returned to Rate Protection Party upon the indefeasible payment in full of all amounts owing under the Note, the other Loan Documents, the Guaranty and the Indemnity Agreement or upon Rate Protection Party’s cure of an Event of Default under the Loan Documents, Guaranty or Indemnity Agreement (as applicable), to the extent any such cure right is expressly provided for therein or if such cure is otherwise accepted by Lender.
(e)    Without limiting any of the foregoing, in the event that Rate Protection Party fails to maintain or replace the Interest Rate Cap Agreement as and when required under Sections 1 or 6 hereof, then, subject to notice, if any, and cure periods, if any, expressly provided herein or in the Deed of Trust, Lender may (in addition to exercising any of its other rights and remedies) purchase a replacement Interest Rate Cap Agreement on the terms and conditions specified in Section 1, and the costs incurred by Lender shall be paid by Rate Protection Party to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until paid by Rate Protection Party.
(f)    Without limiting any of the foregoing, in the event that Rate Protection Party fails to maintain or replace the Interest Rate Cap Agreement as and when required under Sections 1 or 6 hereof, at Lender’s sole option, Rate Protection Party and Liable Party shall each be jointly and severally liable on a recourse basis for all damages, costs, expenses, or liabilities (including attorneys’ fees) that Lender may incur as a result of such failure and the limitation on liability set forth in Section 11 [exculpation] of the Note and Section 9 [exculpation] of the Deed of Trust shall not be applicable thereto.
2.     Notification to Counterparty.
(g)    Rate Protection Party and Lender hereby notify Counterparty of this Agreement and the assignment made hereby and the security interests granted to Lender hereunder. Rate Protection Party and Lender hereby instruct, Counterparty to deposit directly into an account designated by Lender all payments to be made under or pursuant to the terms of the Interest Rate Cap Agreement, without set-off, defense or counterclaim. Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instruction from Lender in respect of this Agreement, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Lender and any notice or instructions from Rate Protection Party, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Lender, and (iii) Counterparty shall be held harmless and shall be fully indemnified by Rate Protection Party from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Lender.
3.     Certain Covenants of Rate Protection Party. Rate Protection Party agrees that Rate Protection Party will comply with all terms of the Interest Rate Cap Agreement, and will deliver to Lender a copy of any written or emailed notice received from Counterparty thereunder. Rate Protection Party further agrees that Rate Protection Party will not, without first obtaining the written consent of

Exhibit B - 6
DEED OF TRUST

Lender, (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) the Interest Rate Cap Agreement or the Rate Cap Collateral, (b) amend or modify (except as provided for in the last sentence of this Section 4), cancel or terminate the Interest Rate Cap Agreement prior to its stated maturity date, except for a cancellation or termination incident to Rate Protection Party obtaining a renewal or replacement Interest Rate Cap Agreement in accordance with Sections 1(b) or 6 hereof, (c) waive or release any obligation of the Counterparty under the Interest Rate Cap Agreement, (d) consent or agree to any act or omission to act on the part of the Counterparty which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (e) fail to use commercially reasonable efforts to exercise promptly and diligently each and every right which it may have under the Interest Rate Cap Agreement, or (f) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty to payment. Notwithstanding the foregoing, Rate Protection Party will not be required to obtain Lender’s prior written consent for administrative amendments or modifications to the Interest Rate Cap Agreement if such amendment or modification does not otherwise change the terms of the Interest Rate Cap Agreement, but rather modifies facts contained in the Interest Rate Cap Agreement such as, for illustrative purposes, a change in address.
4.     Representations of Rate Protection Party. Rate Protection Party represents and warrants that: (a) it has the full power, right and authority to assign its interest in the Rate Cap Collateral, and that (provided Counterparty executes the Consent attached hereto) all consents and approvals required to be obtained by Rate Protection Party, if any, for the consummation of the transactions contemplated by this Agreement have been obtained, (b) Rate Protection Party owns the Rate Cap Collateral free and clear of all liens and claims of others and Rate Protection Party has not transferred, assigned, granted a security interest in or otherwise encumbered its interest in the Rate Cap Collateral, except in favor of Lender, (c) no security agreement, financing statement or other document is on file or of record in any public office with respect to the Rate Cap Collateral, other than in favor of Lender, (d) to Rate Protection Party’s knowledge, the obligation of the Counterparty under the Interest Rate Cap Agreement to make Payments is not subject to any existing defense or counterclaim, and (e) upon the filing of a UCC Financing Statement naming Rate Protection Party, as debtor, and Lender, as secured party, in the Office of the Delaware Secretary of State, Lender will have a perfected lien on the Rate Cap Collateral, which lien is prior to all creditors of and purchasers from Rate Protection Party to the extent a security interest can be granted and perfected in the Rate Cap Collateral under the UCC as in effect in the applicable jurisdiction.
5.     Change of Rating. In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A-” by Standard and Poor’s Rating Group or below “A3” by Moody’s Investor Services, Inc., Rate Protection Party agrees to (or will cause the Counterparty to), in accordance with, and subject to, the terms and conditions contained in Section 2.11 of the Deed of Trust, (i) replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement and a new Counterparty or provide another Interest Rate Cap Agreement issued by a new Counterparty, in either case meeting the terms and conditions set forth in Section 1(b), and (ii) deliver an Assignment of Interest Rate Cap Agreement substantially identical to this form of Agreement or in form and substance otherwise reasonably acceptable to Lender, not later than fifteen (15) business days following receipt of written notice from Lender of such downgrade, withdrawal or qualification.

Exhibit B - 7
DEED OF TRUST

6.     No Assumption of Obligations. This Agreement does not include the delegation to Lender of any of Rate Protection Party’s duties, responsibilities or obligations under the Interest Rate Cap Agreement, Rate Protection Party remaining liable to perform all duties, responsibilities and obligations to be performed by Rate Protection Party thereunder. Lender shall not have any obligation or liability under the Interest Rate Cap Agreement or by reason of or arising out of this Agreement or the receipt by Lender of any Payment, including, without limitation, any obligation to perform or discharge any obligation under the Agreement by reason of this assignment or action or inaction of Lender. Rate Protection Party hereby indemnifies and holds Lender harmless for, from and against any and all losses, liabilities, obligations, charges, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and disbursements) of any kind or nature (except to the extent of any claim arising solely from the gross negligence, illegal acts or willful misconduct of Lender) incurred by Lender (a) under or by reason of the Agreement, (b) in enforcing its rights under this Agreement, (c) in defense of any claim arising out of this Agreement or (d) by reason of any alleged obligation or undertaking on the part of Lender to perform or discharge any of the terms of the Agreement. Without limiting the foregoing, nothing contained herein shall operate or be construed to place upon Lender any responsibility for the operation, control, care, management or repair of the Property or any part thereof. The indemnity set forth in this section shall survive the payment in full of the Loan and the termination of this Agreement. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Rate Cap Collateral and shall not impose any duty upon Lender to exercise any such powers. In no event shall Lender’s acceptance of this assignment cause Lender to be deemed a mortgagee in possession.
7.     Costs and Expenses. Rate Protection Party shall be responsible for, and hereby agrees to pay, all costs and expenses (including without limitation reasonable attorneys' fees, if any) incurred by Lender in connection with the execution, administration or enforcement of this Agreement. All such costs and expenses, if not paid by Rate Protection Party within ten (10) days after written request therefor, may be paid by Lender from any cash collateral held by Lender under any of the Loan Documents at any time without the consent of Rate Protection Party.
8.     Termination. This Agreement shall terminate upon the indefeasible payment in full of all amounts owing under the Note, the other Loan Documents, the Guaranty and the Indemnity Agreement.
9.     Notices. All notices, consents, approvals, elections and other communications (collectively “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms, or in the case of Counterparty, at the address set forth below its signature (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.
10.     Rights and Remedies. The rights and remedies granted Lender under this Agreement are supplemental to, and not in limitation of, the rights and remedies of Lender under applicable law, and all such rights and remedies are not exclusive of one another, but rather are cumulative and may be pursued simultaneously. This Agreement is not intended to modify or amend any of the obligations of Rate Protection Party or the rights or remedies of Lender under any of the other Loan Documents.

Exhibit B - 8
DEED OF TRUST

11.     Further Assurances. Rate Protection Party shall at its sole cost and expense do, execute, acknowledge and deliver all further acts, assurances, authorizations, documents or instruments as Lender may reasonably request in order to effect further or confirm the purposes of this Agreement. Rate Protection Party hereby irrevocably and unconditionally appoints Lender its attorney-in-fact, with full power of substitution, to execute, file and/or record on behalf of Rate Protection Party, any such assurances, authorizations, documents and instruments of further assurance to better effect or confirm the rights and powers granted to Lender hereunder. This power, being coupled with an interest, shall be effective until all amounts due in connection with the Loan have been indefeasibly paid in full.
12.     Assignment.
(h)    It is the intention of the parties hereto that this Agreement is made for the benefit of Lender and its successors and assigns as the holder of the Note and the other Loan Documents, who shall have the sole right to enforce the provisions hereof and/or deal with any collateral deposited under this Agreement. Except for transfers of interests in Rate Protection Party or in the Property as expressly permitted under, and subject to the conditions of, Article 10 of the Deed of Trust, Rate Protection Party shall have no right to assign its rights and/or obligations under this Agreement and any such attempted assignment shall be null and void and shall constitute an Event of Default.
(i)    In the event of the sale or transfer of Lender’s interest in the Loan, Lender shall have the right to assign this Agreement, and Rate Protection Party agrees to fully cooperate with Lender in connection therewith (including the execution of any required documents but excluding payment of any related costs or fees). Provided that any purchaser of the Loan shall assume Lender’s obligations under the Loan Documents (including but not limited to this Agreement), Lender shall have no further obligations hereunder except as a result of any breach of this Agreement by Lender occurring prior to the date of transfer of Lender’s interest in the Loan. Any duties or actions of Lender hereunder may be performed by Lender or its agent(s), including without limitation, any servicer of the Loan.
13.     Severability. If for any reason any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
14.     No Third-Party Beneficiaries. It is the intention of the parties hereto that this Agreement is made for the benefit of Lender, who shall have the sole right to enforce the provisions hereof. In no event shall Lender be construed to be Rate Protection Party’s agent, and in no event is Lender assuming the responsibility of Rate Protection Party for proper payments to others. It is intended that no party shall be a third-party beneficiary hereunder and that no provision hereof shall operate or inure to the use and benefit of such third party.
15.     Attorneys’ Fees. In the event that any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation.

Exhibit B - 9
DEED OF TRUST

16.     Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to conflict of Law principles).
17.     Limitation on Constituent Liability. Notwithstanding anything stated to the contrary in this Agreement, although Borrower and Rate Protection Party remain liable hereunder, under no circumstances shall the constituent partners, members, or shareholders in Borrower or Rate Protection Party (direct or indirect) have any liability for the payment or performance of any of Borrower’s or Rate Protection Party’s obligations hereunder.
18.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.
19.     ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Exhibit B - 10
DEED OF TRUST

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Interest Rate Cap Agreement as of the Execution Date.
BORROWER:
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
RATE PROTECTION PARTY:
________________________________________
a _______________________________________

By: _____________________________________
Name: ________________________________
Its: ___________________________________

LENDER:
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: _____________________________________
Name: ________________________________
Its: ___________________________________

Exhibit B - 11 - Signature Page

CONSENT
The undersigned Counterparty hereby consents to the collateral assignment contained in the foregoing Agreement and agrees that that (a) Counterparty shall make all Payments, if any, due or to become due under the Agreement in accordance with the terms of the Agreement; provided, however, that, upon written notice from Lender that an Event of Default has occurred and is continuing under the documents evidencing or securing the Loan, Counterparty will make all such Payments, if any, directly to Lender or as Lender may otherwise direct in writing, (b) upon written notice from Lender that an Event of Default has occurred and is continuing under the documents evidencing or securing the Loan, all rights of Rate Protection Party under the Agreement, including all rights to consent to any termination or modification of same or grant any other consent thereunder, shall be exercisable by Lender.
The undersigned further agrees that all such Payments to Lender shall be made without setoff, defense, or counterclaim.
The undersigned agrees not to amend or modify (except as provided for in the last sentence of this paragraph), cancel or terminate the Interest Rate Cap Agreement at the instruction or request of Rate Protection Party prior to its stated maturity date without the prior written consent of Lender; provided, however nothing in this paragraph shall prevent or prohibit Counterparty from exercising any and all rights (including the right to terminate the Interest Rate Cap Agreement) in the event of an Event or Default or Termination Event, where Rate Protection Party is the sole Defaulting Party or sole Affected Party, as applicable. Notwithstanding the foregoing, Counterparty will not be required to obtain Lender’s prior written consent for administrative amendments or modifications to the Interest Rate Cap Agreement if such amendment or modification does not otherwise change the terms of the Interest Rate Cap Agreement, but rather modifies facts contained in the Interest Rate Cap Agreement such as, for illustrative purposes, a change in address.
Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Lender in respect of the Agreement. In the event of any inconsistency between any notice or instructions from Rate Protection Party and any notice or instructions from Lender, Counterparty shall be entitled to conclusively rely (without any independent investigation) on the notice or instruction from Lender. Counterparty shall be held harmless and shall be fully indemnified by Rate Protection Party from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Lender. Rate Protection Party releases Counterparty from all liability in connection with Counterparty’s compliance with Lender’s written instructions.

Exhibit B - 13 - Consent

This agreement shall remain in effect until Lender notifies Counterparty in writing that the Loan and all other indebtedness owed by Borrower and Rate Protection Party to Lender, and all other sums due and payable to Lender under the Loan Documents have been repaid in full. This Agreement may not be modified without the written consent of Lender.
Delivery of an executed counterpart of a signature page of this acknowledgment by telecopy or mail shall be effective as delivery of a manually executed original counterpart of this acknowledgment. This acknowledgment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this acknowledgment to produce or account for more than one such counterpart.

COUNTERPARTY:	_________________________________________
By: _______________________________________
Name: ________________________________
Its: ___________________________________
Address: ____________________
____________________
____________________

Exhibit B - 14 - Consent